Exhibit 10.1

NOTE: The representations and warranties contained in the following agreement have been made solely for the benefit of the parties thereto and should not be relied on by any other person. In addition, such representations and warranties: (i) are subject to the materiality standards set forth herein, which may differ from what may be considered to be material by investors, and (ii) were made only as of the date of the agreement or such other date as specified therein. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreement, which subsequent information may or may not be fully reflected in the Company’s disclosures.

EXECUTION VERSION

$600,000,000

NAVISTAR INTERNATIONAL CORPORATION

9.500% Senior Secured Notes due 2025

Purchase Agreement

April 21, 2020

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Navistar International Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $600,000,000 aggregate principal amount of its 9.500% Senior Secured Notes due 2025 (the “Securities”). The Securities will be issued pursuant to an indenture to be dated as of April 27, 2020 (the “Indenture”) among the Company, the Guarantor (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), and will be guaranteed on a senior secured basis by Navistar, Inc., a Delaware corporation (the “Guarantor” and such guarantee, the “Guarantee”).

The Company and the Guarantor hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated April 21, 2020 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantor and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed on or after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The Securities and the Guarantee will be secured by (a) a first-priority lien, subject to Permitted Liens (as defined below), on 65% of the outstanding capital stock of Navistar International B.V., a Dutch besloten vennootschap, subject to certain exceptions as described in the Indenture and the Collateral Documents (as defined below) (the “First Lien Collateral”), (b) a second-priority lien, subject to Permitted Liens, on the collateral that secures the term loan facility pursuant to the Term Loan Credit Agreement (as defined below) on a first-priority basis (other than the Third Lien Collateral (as defined below)), subject to certain exceptions as described in the Indenture and the Collateral Documents (the “Second Lien Collateral”) and (c) a third-priority lien, subject to Permitted Liens, on the collateral that secures the Recovery Zone Facility Bonds (as defined below) on a second-priority basis, subject to certain exceptions as described in the Indenture and the Collateral Documents (the “Third Lien Collateral” and, collectively with the First Lien Collateral and Second Lien Collateral, the “Collateral”). The Collateral shall be described in: (a) with respect to real property, the mortgages, deeds of trust or deeds to secure such obligations (collectively, the “Mortgages”), (b) with respect to personal property, the Security Agreement to be dated as of the Closing Date (as defined below) and entered into by the Company, the Guarantor and the Collateral Agent (the “Security Agreement”), the U.S. Pledge Agreement to be dated as of the Closing Date and entered into by International of Mexico Holding Corporation, a Delaware corporation, and the Collateral Agent (the “U.S. Pledge Agreement”) and a pledge agreement governed by the laws of the Netherlands to be entered into within 90 days of the Closing Date with respect to the First Lien Collateral (the “Dutch Pledge Agreement” and, together with the U.S. Pledge Agreement, the “Pledge Agreements”) and (c) with respect to the grants of security interests in registrations and/or applications for trademarks, patents and copyrights (and exclusive licenses in any of the foregoing), in either the Security Agreement or, respectively, in the trademark security agreement, the patent security agreement and the copyright security agreement, each to be dated as of the Closing Date and entered into by each of the Company, the Guarantor and the Collateral Agent as provided therein (collectively, the “Intellectual Property Security Agreements”), each to be delivered to the Collateral Agent, granting a second- or third-priority security interest, as applicable, in the Collateral, subject to Permitted Liens, for the benefit of the Collateral Agent and each holder of the Securities and the successors and assigns of the foregoing. The term “Collateral Documents” as used herein, shall mean the Mortgages, the Security Agreement, the Pledge Agreements and the Intellectual Property Security Agreements. The rights of the holders of the Securities with respect to the Collateral shall be further governed by the intercreditor agreement to be dated as of the Closing Date, among the Company, the Guarantor, the Collateral Agent and JPMorgan Chase Bank, N.A., as agent for the lenders under the Term Loan Credit Agreement (the “Intercreditor Agreement”).

1. Purchase and Resale of the Securities.

(a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.75% of the principal amount thereof plus accrued interest, if any, from April 27, 2020 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except (x) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A or (y) outside the United States in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(i), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) The Company and the Guarantor acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantor or any other person. Additionally, none of the Representative or any other Initial Purchaser is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of the Representative or any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantor with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantor or any other person.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities shall be made at the offices of Cravath, Swaine & Moore LLP at 10:00 A.M., New York City time, on April 27, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery for the Securities is referred to herein as the “Closing Date”.

(b) Payment for the Securities to be purchased on the Closing Date shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Initial Purchasers of the Securities to be purchased on the Closing Date, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. A copy of the Global Note will be made available for inspection by the Representative at the office of Cravath, Swaine & Moore LLP not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company and the Guarantor in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b) Additional Written Communications. The Company and the Guarantor (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or the Guarantor or their respective agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show and any other written communications approved in writing in advance by the Representative, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(c) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when they were filed with the Securities and Exchange Commission (the “Commission”), complied as to form in all material respects with the requirements of the Exchange Act, and none of such documents, in each case when filed with the Commission contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Information or the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries (as defined herein), as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and the Subsidiaries, as applicable, and presents fairly the information shown thereby.

(e) No Material Adverse Change. Since the respective dates as of which information is given in each of the Time of Sale Information and the Offering Memorandum (exclusive of any amendment or supplement thereto), except as disclosed therein, there has not been (A) any material change in the issued capital stock, long-term debt, warrants or options except pursuant to the terms of the instruments governing the same or pursuant to the exercise of such options or warrants, or the issuance of certain options of the Company or any of the Subsidiaries, or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, the management, business, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, taken as a whole. Since the respective dates as of which information is given in each of the Time of Sale Information and the Offering Memorandum (exclusive of any amendment or supplement thereto), except as disclosed therein, (i) there have been no transactions entered into by the Company or by any of the Subsidiaries, including those entered into in the ordinary course of business, that are material to the Company and the Subsidiaries taken as a whole; and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for quarterly dividends in accordance with the past practices of the Company.

(f) Organization and Good Standing of the Company and the Subsidiaries. The Company and each Subsidiary has been duly incorporated or organized under the laws of its jurisdiction of incorporation or organization; is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; is duly qualified to do business and is in good standing in each other jurisdiction in which it owns or leases property or conducts any business, so as to require such qualification; and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole or on the performance by the Company or any of the Subsidiaries of its obligations under the Transaction Documents (as defined below) to which it is a party (a “Material Adverse Effect”).

(g) Capitalization. The Company has the capitalization set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum (including all outstanding equity awards granted under the Company’s employee benefit plans), there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interests in the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; and except as described in the Time of Sale Information and the Offering Memorandum, the Company owns, directly or indirectly, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or voting (other than Permitted Liens, liens created pursuant to the Collateral Documents or as may be imposed by the Securities Act and the various state securities laws), all of the outstanding capital stock or other equity interests of each of its Significant Subsidiaries. All of the outstanding capital stock or other equity interests of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable.

(h) Due Authorization. The Company and the Guarantor have the requisite power and authority to execute and deliver (to the extent it is a party hereto or thereto) this Agreement, the Indenture, the Securities, the Guarantee, the Collateral Documents and the Intercreditor Agreement (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(i) The Indenture. The Indenture has been duly authorized by the Company and the Guarantor and on the Closing Date will be duly executed and delivered by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(j) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(k) The Securities and the Guarantee. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company for issuance and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for by the Initial Purchasers in accordance with the terms hereof, will be duly and validly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, issued and delivered as provided in the Indenture, will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) Collateral Documents and Intercreditor Agreement. Each of the Collateral Documents and the Intercreditor Agreement has been duly authorized by the Company and the Guarantor, to the extent a party thereto, and on the Closing Date, each of the Collateral Documents and the Intercreditor Agreement will be duly executed and delivered by the Company and the Guarantor, to the extent a party thereto, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor, to the extent a party thereto, enforceable against the Company and the Guarantor, to the extent a party thereto, in accordance with its terms, subject to the Enforceability Exceptions.

(m) Descriptions of the Transaction Documents; Collateral. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum. The Collateral conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n) No Violation or Default. None of the Company or any of the Subsidiaries is (i) in violation of its Certificate of Incorporation, By-Laws or similar organizational documents (and, in the case of the Company’s Subsidiaries that are not Significant Subsidiaries only, in any material respect); (ii) in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their properties or assets may be subject; or (iii) in violation of any applicable law or statute, rule or regulation or any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any such Subsidiary or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) No Conflicts. The execution and delivery by each of the Company and the Guarantor and the performance by each of the Company and the Guarantor of all of the provisions of, and its obligations under, the Transaction Documents to which it is a party (including, but not limited to, the filing of any applicable fixture filings relating to the real property covered by the Mortgages, the filing of any applicable financing statements pursuant to the Security Agreement or the Pledge Agreements or the filing of any Intellectual Property Security Agreements), the grant and perfection of liens and security interests in the Collateral pursuant to the Collateral Documents, the issuance and sale of the Securities or the Guarantee, as applicable, and the consummation by each of the Company and the Guarantor of the transactions herein and therein contemplated and as set forth in the Time of Sale Information and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or of any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or any such Subsidiary is a party or by which any of them is bound or to which any of their respective properties or assets may be subject (other than any lien or encumbrance created or imposed pursuant to the Collateral Documents); (ii) result in any violation of the provisions of the respective charter, by-laws or similar organizational documents of the Company or any of the Subsidiaries; or (iii) result in the violation of any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any such Subsidiary or any of their respective properties or assets, except, in the case of clauses (i) and (iii) above, for any such violation, conflict, breach or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) No Consents Required. No authorization, approval, consent, order, registration, qualification or license of, or filing with, any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or the Guarantor of any of the Transaction Documents to which it is party (including, but not limited to, the filing of any applicable fixture filings relating to the real property covered by the Mortgages, the filing of any applicable financing statements pursuant to the Security Agreement or the Pledge Agreements or the filing of any Intellectual Property Security Agreements), the grant and perfection of liens and security interests in the Collateral pursuant to the Collateral Documents, the issuance and sale of the Securities or the Guarantee, as applicable, and the consummation of the transactions contemplated by the Time of Sale Information and the Offering Memorandum, other than such authorizations, approvals, consents, orders and registrations or qualifications as may be required (i) under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and (ii) to perfect the Collateral Agent’s security interests granted pursuant to the Collateral Documents and the financing statements related thereto, except where the failure to obtain such authorization, approval, consent, order, registration, qualification or license or to make any such filing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the consummation of the transactions contemplated by, or the fulfillment of the terms of, this Agreement or the Time of Sale Information and the Offering Memorandum.

(q) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of the Company and the Guarantor, threatened against or affecting the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the consummation of the transactions contemplated by, or the fulfillment of the terms of, this Agreement or the other Transaction Documents or the Time of Sale Information and the Offering Memorandum; there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court now pending or, to the best knowledge of the Company and the Guarantor, threatened against or affecting the Company or any of the Subsidiaries that would be required to be described pursuant to Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities was being registered under the Securities Act, but is not described in the Time of Sale Information and the Offering Memorandum.

(r) Independent Accountants. KPMG LLP, which has certified certain financial statements of the Company and the Subsidiaries, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act.

(s) Title to Real and Personal Property. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, that (i) is material to the business of the Company and the Subsidiaries or (ii) constitutes Collateral, in each case free and clear of all liens, encumbrances and defects except (x) for Permitted Exceptions (as defined below), Permitted Liens or liens created pursuant to the Collateral Documents, as applicable, (y) such as are described in the Time of Sale Information and the Offering Memorandum or (z) to the extent the failure to have such title, or the existence of such liens, encumbrances or defects, would not reasonably be expected to have a Material Adverse Effect.

(t) Title to Intellectual Property. The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of the Subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(v) Investment Company Act. Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum neither will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w) Taxes. The Company and the Subsidiaries have satisfied all United States federal, state and local taxes and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Subsidiaries or any of their respective properties or assets.

(x) Licenses and Permits. The Company and each of the Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental or regulatory authorities that are necessary to own or lease their properties and conduct their businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to have such licenses, franchises, permits, authorizations, approvals and orders would not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect.

(y) No Labor Disputes. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company and the Guarantor, is threatened and neither the Company nor the Guarantor is aware of any imminent labor dispute, in each case, that could have a Material Adverse Effect.

(z) Compliance with Environmental Laws. Except as described in the Time of Sale Information and the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by, to the best knowledge of the Company and the Guarantor, the Company or any of the Subsidiaries or any other entity (including any predecessor) for whose acts or omissions any of the Company or any of the Subsidiaries is or could reasonably be expected to be liable, upon any of the property now or previously owned or leased by the Company or any of the Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit, or that would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and except as described in the Time of Sale Information and the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or the Guarantor has knowledge, except for any such disposal, discharge, emission or other release of any kind that could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(aa) Compliance with ERISA. Except as set forth in the Time of Sale Information and the Offering Memorandum or as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) neither the Company nor any member of the Controlled Group has failed to make any required contribution to any Plan that is subject to Title IV of ERISA when due under Section 412 and 430 of the Code and Sections 303 and 304 of ERISA, the conditions for imposition of a lien under Section 430(k) of the Code and Section 303(k) of ERISA have not been met with respect to any Plan, and no determination that a Plan (that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA) is in “at risk” status (within the meaning of Section 430(i) of the Code and Section 303(i) of ERISA) has been made; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA or the regulations thereunder for which the reporting requirements have not been waived) has occurred or is reasonably expected to occur (for which the reporting requirements are not reasonably expected to be waived); and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(bb) Disclosure Controls. The Company maintains and will maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act. The Company has carried out and will carry out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company maintains a system of internal controls, including, but not limited to, internal controls over accounting matters and financial reporting, an internal audit function, and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with (a) the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), (b) the Securities Act, (c) the Exchange Act, (d) the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the PCAOB and (e) as applicable, the rules of the New York Stock Exchange (the “Exchange” and, such rules, the “Exchange Rules”) (clauses (a) through (e), collectively, the “Securities Laws”) and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are, and upon consummation of the offering of the Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) in accordance with the Exchange Rules. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and has no plans or current intentions to publicly disclose or report to the Audit Committee or the Board, any material weakness, material change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any material violation of, or material failure to comply with, the Securities Laws or any other matter that, if determined adversely, would have a Material Adverse Effect.

(dd) Absence of Accounting Issues. Except as set forth in the Time of Sale Information and the Offering Memorandum, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of or changing the disclosure of the Company with respect to, any of the material accounting policies of the Company, (ii) any matter that could result in a restatement of the financial statements of the Company for any annual or interim period during the current fiscal year or the prior three fiscal years or (iii) any Internal Control Event.

(ee) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) Insurance. The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Significant Subsidiaries and their respective businesses; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg) (i) No Unlawful Payments. Neither the Company nor any of the Subsidiaries nor any director, officer or employee of the Company or any of the Subsidiaries nor, to the knowledge of the Company and the Guarantor, any agent, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (a) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of the Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantor, threatened.

(iii) No Conflicts with Sanctions Laws. Neither the Company nor any of the Subsidiaries, directors, officers or employees, nor, to the knowledge of the Company and the Guarantor, any agent, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company and the Guarantor will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (b) to fund or facilitate any activities of or business in any Sanctioned Country or (c) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Initial Purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh) Solvency. On and immediately after the Closing Date, the Company and the Guarantor (after giving effect to the issuance and sale of the Securities and the issuance of the Guarantee as described in each of the Time of Sale Information and the Offering Memorandum) will each be Solvent. As used in this paragraph, “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantee as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(ii) No Broker’s Fees. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no contracts, agreements or understandings between the Company or the Guarantor and any person that would give rise to a valid claim against the Company, the Guarantor or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(jj) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(kk) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) or any person acting on their behalf has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, any security that is or would be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ll) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(mm) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(nn) No Stabilization. Except as the Initial Purchasers may stabilize as described in the Offering Memorandum, neither the Company nor the Guarantor has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(oo) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp) Statistical and Market Data. Any third-party statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum is based on or derived from sources that the Company and the Guarantor believe to be reliable and accurate.

(qq) Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of Sarbanes-Oxley that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

(rr) Cybersecurity; Data Protection. The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for such breaches, violations, outages or uses that would not have a Material Adverse Effect. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ss) Collateral Documents, Financing Statements and Collateral.

(i) Upon execution and delivery, the Mortgages will be effective to grant a legal, valid and enforceable mortgage lien or security title and security interest on all of the mortgagor’s right, title and interest in the real property pledged as collateral to secure the obligations under the Securities as of the Closing Date (each, a “Mortgaged Property” and, collectively, the “Mortgaged Properties”). When the Mortgages are duly recorded in the proper recorders’ offices or appropriate public records and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law, applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a validly perfected and enforceable third-priority lien or security title and security interest in the related Mortgaged Property constituting Collateral for the benefit of the Collateral Agent and the holders of the Securities, subject only to Permitted Liens or liens and encumbrances expressly set forth as an exception to the policies of title insurance, if any, obtained to insure the lien of each Mortgage with respect to each of the Mortgaged Properties (such encumbrances and exceptions, the “Permitted Exceptions”), and to the Enforceability Exceptions.

(ii) Upon execution and delivery, the Security Agreement, the Pledge Agreements and each of the Intellectual Property Security Agreements will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral (other than the Mortgaged Properties).

(iii) Upon due and timely filing and/or recording of the financing statements, the Intellectual Property Security Agreements and the Mortgages, as applicable, with respect to the Collateral described in the Security Agreement, the Pledge Agreements and the Intellectual Property Security Agreements and the equipment and fixtures described in the Mortgages (the “Personal Property Collateral”), the security interests granted thereby will constitute valid, perfected first, second or third-priority liens, as applicable, and security interests in the Personal Property Collateral to the extent such security interests can be perfected by the filing and/or recording, as applicable, of financing statements, Intellectual Property Security Agreements and Mortgages for the benefit of the Collateral Agent and the holders of the Securities, and such security interests will be enforceable in accordance with the terms contained therein against all creditors of any grantor or mortgagor and subject only to liens expressly permitted to be incurred or exist on the Collateral under the Indenture (“Permitted Liens”).

(iv) Upon execution and delivery by the parties of the control agreements pursuant to the Collateral Documents, the security interests in deposit accounts granted pursuant to the Collateral Documents will constitute valid, perfected third-priority liens and security interests for the benefit of the Collateral Agent and the holders of the Securities, enforceable in accordance with the terms contained therein against all creditors of any grantor and subject only to Permitted Liens.

(v) The Company and the Subsidiaries collectively own, have rights in or have the power and authority to collaterally assign rights in the Collateral, free and clear of any liens other than the Permitted Exceptions and the Permitted Liens.

4. Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If at any time prior to the completion of the initial offering of the Securities (i) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading and so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. For a period of 90 days after the date of the Offering Memorandum, none of the Company, the Guarantor or any of the Subsidiaries will, without the prior written consent of the Representative, offer, pledge, sell, contract to sell or otherwise dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or the Guarantor and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds” and, except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the Guarantor will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Resales by the Company. During the period of one year after the Closing Date, the Company will not, and will not permit any of its controlled affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its controlled affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) or any person acting on their behalf has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, any security that is or would be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Except as the Initial Purchasers may stabilize as described in the Offering Memorandum, the Company and the Guarantor will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(p) Reports. So long as the Securities are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(q) Perfection of Security Interests. The Company and the Guarantor (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests in the Collateral as and to the extent contemplated by the Indenture and the Collateral Documents and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture and the Collateral Documents; provided that the Company and the Guarantor may deliver, furnish and/or cause to be furnished all of the obligations set forth on Schedule 2 hereto within the time periods set forth therein.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not used and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) hereof (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company and the Representative in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The several (and not joint) obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officers’ Certificate. The Representative shall have received on and as of the Closing Date a certificate of each of (i) the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative and (ii) the chief financial officer or chief accounting officer of the Guarantor and one additional senior executive officer of the Guarantor who is satisfactory to the Representative, in each case, (x) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officers, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (y) confirming that the other representations and warranties of the Company and the Guarantor in this Agreement are true and correct and that the Company and the Guarantor have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (z) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and the Subsidiaries contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date that is no more than three business days prior to such Closing Date.

(f) Opinion and 10b-5 Statement of Counsel for the Company. Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(g) Opinions of In-House Counsel for the Company. Curt A. Kramer, as General Counsel for the Company, and Joan Vander Linde, as Senior Counsel for the Company, shall have furnished to the Representative, at the request of the Company, each of their written opinions and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(h) Opinion of Paul Hastings LLP. Paul Hastings LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(i) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m) Indenture and the Securities. (i) The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Guarantor, the Trustee and the Collateral Agent, (ii) the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee and (iii) the Guarantee shall have been duly executed and delivered by a duly authorized officer of the Guarantor.

(n) Lien Searches. The Representative shall have received the results of a recent lien search in each of the jurisdictions where assets of the Company and the Guarantor are located and any jurisdictions in which valid filings with respect to such assets of the Company and the Guarantor may be in effect, and such search shall reveal no liens on any of the assets of the Company and the Guarantors or their respective subsidiaries except for Permitted Exceptions or Permitted Liens.

(o) Security Agreement, U.S. Pledge Agreement and Intellectual Property Security Agreements. The Initial Purchasers shall have received conformed counterparts of the Security Agreement, the U.S. Pledge Agreement and each of the Intellectual Property Security Agreements that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative.

(p) Intercreditor Agreement. The Initial Purchasers shall have received conformed counterparts of the Intercreditor Agreement that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representative.

(q) Filings, Registration and Recordings. Except as otherwise contemplated by the Intellectual Property Security Agreements, the U.S. Pledge Agreement and the Security Agreement, each document (including any Uniform Commercial Code financing statement) required by the Intellectual Property Security Agreements, the U.S. Pledge Agreement and the Security Agreement, or under law or reasonably requested by the Representative, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, including filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office in order to create in favor of the Collateral Agent, for the benefit of the holders of the Securities, a perfected first-priority lien and security interest under applicable U.S. law in the Personal Property Collateral constituting First Lien Collateral, a perfected second-priority lien and security interest in the Personal Property Collateral constituting Second Lien Collateral and a perfected third-priority lien and security interest in the Personal Property Collateral constituting Third Lien Collateral that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.

(r) Possessory Collateral. On the Closing Date, all possessory collateral required to be delivered to the Collateral Agent under the Collateral Documents shall have been duly delivered (or shall otherwise be provided to the reasonable satisfaction of the Initial Purchasers), together with undated proper instruments of assignments duly executed by the applicable grantor in blank and such other instruments or documents as the Representative may reasonably request, except as otherwise permitted or contemplated under the Intercreditor Agreement.

(s) Perfection Certificate. On the Closing Date, the Representative shall have received a perfection certificate, dated as of the Closing Date, of an executive officer, chief financial officer or principal accounting officer of the Company, in form and substance reasonably satisfactory to the Representative.

(t) Additional Documents. On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company and the Guarantor. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors and officers and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the fourth paragraph, (ii) the fourth and fifth sentences of the ninth paragraph and (iii) the twelfth paragraph, each under the caption “Plan of distribution” section therein.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantor, their respective directors and officers and any control persons of the Company or the Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such

Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantor from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers, in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9. Defaulting Initial Purchaser.

(a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date (the “Defaulting Initial Purchaser”), the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a Defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a Defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a Defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the aggregate principal amount of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the aggregate principal amount of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such Defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a Defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a Defaulting Initial Purchaser of any liability it may have to the Company, the Guarantor or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantor’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Securities under state or foreign securities or Blue Sky laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the

Securities; (vii) the fees and expenses of the Trustee, the Collateral Agent and any paying agent (including related fees and reasonable expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, if any, and the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (other than costs incurred by employees of the Representative); (x) any fees charged by investment rating agencies for rating the Securities; and (xi) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the reasonable and documented related fees and expenses of counsel to the Initial Purchasers for all periods prior to and after the Closing Date).

(b) If (i) this Agreement is terminated pursuant to Section 8(ii) hereof, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement (other than upon a termination of this Agreement under Section 8 hereof), the Company and the Guarantor jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby; provided that the Company and the Guarantor shall not be required to reimburse any out-of-pocket costs or expenses of a Defaulting Initial Purchaser. It is understood, however, that, except as provided in this Section 10 and Section 7 hereof (which shall survive any termination of this Agreement, as provided in Section 12 hereof), the Initial Purchasers will pay the fees of their counsel.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Initial Purchasers.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term

“Subsidiaries” means the Company’s consolidated subsidiaries (each, a “Subsidiary”); (d) the term “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act; (e) the term “Exchange Act” collectively means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; (f) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act; (g) the term “Recovery Zone Facility Bonds” means (i) The County of Cook, Illinois Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010, in the aggregate principal amount of $90,000,000, which were issued under and secured by the Indenture of Trust, dated as of October 1, 2010, between the County of Cook, Illinois, and Citibank N.A., as trustee, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and the related Loan Agreement, dated as of October 1, 2010, between the County of Cook, Illinois and the Company, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (ii) the Illinois Finance Authority Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010, in the aggregate principal amount of $135,000,000, which were issued under and secured by the Indenture of Trust, dated as of October 1, 2010, between the Illinois Finance Authority and Citibank N.A., as trustee, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and the related Loan Agreement, dated as of October 1, 2010 between the Illinois Finance Authority and the Company, as amended, restated, amended and restated, supplemented or otherwise modified from time to time; and (h) “Term Loan Credit Agreement” means that certain Credit Agreement, dated as of November 6, 2017, by and among the Company, the Guarantor, the other borrowers party thereto, the guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and each lender from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

14. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Bradford Garvey. Notices to the Company and the Guarantor shall be given to them at Navistar International Corporation, 2701 Navistar Drive, Lisle, Illinois 60532 (fax: 331-332-2573); Attention: Treasurer.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Submission to Jurisdiction. The Company and the Guarantor hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantor waive any objection that they may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which the Company or the Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i) Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

(j) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii) As used in this Section 14(j):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	President, Financial Services and Treasurer

NAVISTAR, INC.

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	President, Financial Services and Treasurer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By:	/s/ Bradford Garvey
Name:	Bradford Garvey
Title:	Authorized Signatory

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchasers	Principal Amount of Securities

J.P. Morgan Securities LLC	$240,000,000
BofA Securities, Inc.	$90,000,000
Citigroup Global Markets Inc.	$54,000,000
Deutsche Bank Securities Inc.	$54,000,000
Credit Suisse Securities (USA) LLC	$30,000,000
Goldman Sachs & Co. LLC	$30,000,000
CIBC World Markets Corp.	$15,000,000
Citizens Capital Markets, Inc.	$15,000,000
MUFG Securities Americas Inc.	$15,000,000
Santander Investment Securities Inc.	$15,000,000
SMBC Nikko Securities America, Inc.	$15,000,000
Wells Fargo Securities, LLC	$15,000,000
HSBC Securities (USA) Inc.	$12,000,000

Total	$600,000,000

Schedule 2

Post-Closing Collateral Requirements

1.

Within 90 days after the Closing Date (or such later date as the Collateral Agent may determine in its sole discretion), the Company shall deliver or cause each grantor under the Security Agreement to deliver to the Collateral Agent such control agreements as required pursuant to the Collateral Documents that shall be executed by duly authorized officers of each party thereto in form and substance reasonably satisfactory to the Collateral Agent.

2.

Within 90 days after the Closing Date (or such later date as the Collateral Agent may determine in its sole discretion), the Company shall deliver or cause each grantor under the Security Agreement to deliver to the Collateral Agent (a) an executed Mortgage in full force and effect with respect to real property pledged as collateral to secure the obligations under the Securities, (b) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the lien of each Mortgage as a valid and enforceable third-priority lien on the real property described therein, free of any other liens other than Permitted Exceptions or Permitted Liens, as applicable, which policies shall be in form and substance reasonably satisfactory to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and (c) such surveys, abstracts, appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or real property pledged as collateral to secure the obligations under the Securities.

3.

Within 90 days after the Closing Date (or such later date as the Collateral Agent may determine in its sole discretion), the Company shall (i) deliver or cause the grantor under the U.S. Pledge Agreement to deliver to the Collateral Agent the Dutch Pledge Agreement as required pursuant to the Indenture with respect to the First Lien Collateral that shall be executed by such persons as may be required under applicable law in form and substance reasonably satisfactory to the Collateral Agent and (ii) take all other necessary steps to perfect the Collateral Agent’s first-priority lien and security interest with respect to the First Lien Collateral under Dutch law.

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Annex A

Additional Time of Sale Information

1.	Pricing term sheet containing the terms of the Securities, dated April 21, 2020, substantially in the form of Annex B.

A-1

Annex B

Pricing Term Sheet

[See attached]

B-1

Annex C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

C-1